UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2019

Axovant Gene Therapies Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-37418	98-1333697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1, 3rd Floor 11-12 St. James’s Square London SW1Y 4LB, United Kingdom (Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code): +44 207 400 3347

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.00001 par value per share	AXGT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.02	Termination of a Material Definitive Agreement.

On June 5, 2019, Axovant Gene Therapies Ltd., or the Company, through its wholly owned subsidiary, Axovant Sciences GmbH, notified Benitec Biopharma Limited, or Benitec, of its intention to terminate the license and collaboration agreement, dated July 8, 2018, by and between Axovant Sciences GmbH and Benitec, or the License Agreement, in its entirety. The termination of the License Agreement will be effective on September 3, 2019, the 90th day following the date of the Company’s notice of termination.
Pursuant to the License Agreement, the Company received a worldwide, exclusive, royalty-bearing, sub-licensable license under certain patents and other intellectual property controlled by Benitec to develop and commercialize investigational gene therapy AXO-AAV-OPMD (formerly BB-301) and related gene therapy products for all diseases and conditions. Upon the effective date of the termination of the License Agreement, all rights and licenses granted to the Company thereunder will cease, including the Company’s rights to AXO-AAV-OPMD, which was in preclinical development for the treatment of oculopharyngeal muscular dystrophy, and all other early stage research collaboration programs.
Axovant decided to terminate the License Agreement following its decision to no longer pursue development of AXO-AAV-OPMD and related gene therapy products. Under the License Agreement, no termination penalties are to be incurred by the Company in connection with the termination of the License Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOVANT GENE THERAPIES LTD.

Dated:	June 6, 2019
		By:	/s/ Pavan Cheruvu, M.D.
		Name:	Pavan Cheruvu
		Title:	Principal Executive Officer